UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2012

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 16, 2012, Old National Bancorp’s wholly owned bank subsidiary, Old National Bank ("ONB"), announced plans to sell or consolidate twenty-seven (27) banking centers as part of its ongoing efficiency improvements. In connection with the efficiency improvements, ONB entered into branch purchase and assumption agreements with the following three banks: (i) Planters Bank, Inc. to purchase the deposits and banking center facilities at five of ONB’s Western Kentucky branches; (ii) Legence Bank to purchase the deposits and banking center facilities at two of ONB’s Southern Illinois branches; and (iii) Area Bank to purchase one ONB banking center property and deposits from two ONB locations in Southern Illinois. The three branch sales are subject to regulatory approval and customary closing conditions. ONB expects the transactions to close in either the fourth quarter of 2012 or the first quarter of 2013. The consolidation of 18 banking centers into other ONB locations is expected to occur in the fourth quarter of 2012. Old National recorded expenses of approximately $1.3 million in the second quarter of 2012 relating to these efficiency improvements and expects additional costs of $2 to $3 million in the second half of this year.

Attached hereto as Exhibit 99.1 is a press release issued by Old National Bancorp announcing the planned efficiency improvements, which is incorporated herein by reference pursuant to General Instruction F to Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding future events and developments concerning Old National. You can find many of these statements by looking for words such as "expects," "projects," "anticipates," "believes," "intends," "estimates," "strategy," "plan," "potential," "possible" and other similar expressions. Statements about the expected timing, completion and all other statements in this Current Report other than historical facts constitute forward-looking statements.

Forward-looking statements involve certain risks and uncertainties. The ability of Old National to predict results or actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Because these forward-looking statements are subject to assumptions and uncertainties, the developments and future events concerning Old National set forth in this Current Report may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this Current Report.

All written and oral forward-looking statements concerning the transactions or other matters addressed in this Current Report and attributable to Old National or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Old National undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No. - Description
99.1 - Press Release Issued by Old National Bancorp dated August 16, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

August 16, 2012	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: EVP, Chief Legal Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Old National Bancorp dated August 16, 2012.